Exhibit 99.2

IRWIN FINANCIAL CORPORATION
2001 STOCK PLAN
RESTRICTED STOCK AGREEMENT

1. Grant of Restricted Stock Award. Irwin Financial Corporation, an Indiana corporation (the "Company") hereby grants to ____________________ ("Participant") a restricted stock award (the "Award") on the number of shares of Stock as set forth in the Notice of Restricted Stock Award subject to the terms, definitions and provisions of the Company's 2001 Stock Plan (the "Plan"), the terms of which are incorporated herein by reference. Pursuant to Section 4 of the Plan, all determinations and interpretations with respect to the Plan or this Agreement shall be made by the Committee. Except to the extent expressly provided herein, capitalized terms used in this Agreement shall have the same meaning ascribed thereto in the Plan.

2. Award. Pursuant to Section 9 of the Plan, Participant is hereby granted an Award of Restricted Stock described on the Notice of Restricted Stock Award attached hereto.

3. Restrictions; Restricted Period. The Restricted Stock covered by the Award shall be subject to the restrictions set forth in Section 9 of the Plan, which include, but are not limited to, prohibitions on the sale, transfer, assignment, pledge or encumbrance of the Restricted Stock, prior to the vesting date(s) set forth on the Notice of Restricted Stock Award attached hereto (the period ending on the vesting date for a certain share of Restricted Stock is hereinafter referred to as the "Restricted Period"). Sale, transfer and other disposition of the shares following termination of the Restricted Period may be limited by the absence of an established trading market for such shares and/or the provisions of applicable securities laws.

4. Termination of Employment or Service.

(a) Termination of Employment Due to Death. In the event a Participant's employment or service as a director is terminated by reason of death, the Restricted Period on all outstanding shares of Restricted Stock shall terminate and the Restricted Stock shall vest in full and shall be paid to Participant's beneficiary upon receipt of the Purchase Price, if any.

(b) Termination of Employment due to Reasons other than Death. In the event that a Participant's employment or service as a director is terminated for any reason other than death, the Participant will forfeit any shares of Restricted Stock that are not yet vested and shall have no further rights to the Restricted Stock or any amounts attributable thereto.

5. Change in Control. Upon change in control of the Company, the Restricted Period on all outstanding shares of Restricted Stock shall terminate and the Restricted Stock shall vest in full to the Participant upon receipt of the Purchase Price.

6. Forms of Payment by Participant. If the Participant is to pay a purchase price for the Restricted Stock, such price may be paid:

(a) in cash or its equivalent,

(b) by tendering previously-acquired Stock having an aggregate Fair Market Value (as determined by the Committee) at the time of exercise equal to the total price of the Restricted Stock,

(c) if the Committee shall authorize in its sole discretion, by payment of the purchase price in installments; provided, however, that the provisions of each installment purchase agreement: (i) shall provide that the purchaser, at the purchaser's option, may pay any or all such installments at one time, (ii) shall comply with all applicable credit regulations, if any, then in effect and issued or enacted by governmental authority having jurisdiction, including Regulation U of the Board of Governors of the Federal Reserve System if such Regulation is then in effect, (iii) shall be established by the Committee and shall include a specified rate of interest payable on the unpaid balance, and (iv) shall require that the certificate for Shares purchased pursuant to installment arrangement be pledged to the Company. The certificates for stock purchased pursuant to an installment purchase agreement will be delivered to the purchaser, who shall take title to such Stock, and shall be immediately deposited by the purchaser, together with a properly executed stock power, with the Secretary of the Company to be held by the Company as security for the payment of the installments of the purchase price, including interest. The purchaser shall be entitled to all voting rights with respect thereto and all cash dividends paid thereon. In the event of the payment by the Company of a stock dividend on or the declaration by the Company of a stock split with respect to any of its Stock held as security pursuant to an installment purchase agreement hereunder, the pledge under such agreement shall extend to the Stock issued in payment of such stock dividend or on account of such stock split. The purchaser shall deliver to the Company the certificates representing the dividend or split Stock upon receipt thereof, together with a properly executed stock power. In the event that the Stock held as security pursuant to an installment purchase agreement shall be changed or reclassified as a result of any charter amendment, recapitalization, reorganization, merger, consolidation, sale of assets or similar transactions, the changed or reclassified Stock or other assets or both received as a result of such transaction shall be substituted for the Stock pledged under such agreement; and the purchaser shall promptly deliver to the Company any certificates issued to represent the Stock so changed or reclassified and any such other assets, together with a properly executed stock power. If rights to subscribe for or purchase Stock or other securities shall be issued to holders of Stock held as security pursuant to an installment purchase agreement, such rights shall belong to the purchaser free from pledge. Upon completion of payment for such Stock, including interest to the date of payment, and subject to any requirements necessary to comply with Regulation U or other applicable credit regulations, the purchaser shall be entitled to the return from the Company of the certificates so pledged; or

(d) by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law, or

(e) by a combination of (a, (b, (c) and/or (d).

7. Withholding Tax Obligations.

(a) General Withholding Obligations. As a condition of the receipt of the shares granted hereunder, Participant shall make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such receipt. The Company shall not be required to issue any shares under the Plan until such obligations are satisfied. Participant understands that, upon receipt of the shares, he or she will recognize income for tax purposes in an amount equal to the then Fair Market Value of the shares over the Purchase Price (if any). If Participant is an employee, the Company will be required to withhold from Participant's compensation, or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. Participant shall satisfy his or her tax withholding obligation arising upon receipt of the shares by one or some combination of the following methods: (i) by cash or check payment, (ii) out of Participant's current compensation, (iii) if permitted by the Company, in its discretion, by surrendering to the Company shares which (A) in the case of shares previously acquired from the Company, have been owned by Participant for more than six months on the date of surrender, and (B) have a Fair Market Value determined as of the applicable Tax Date (as defined in section (c) below) on the date of surrender equal to the amount required to be withheld, or (iv) by electing to have the Company withhold from the shares to be issued, that number of shares having a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.

(b) Stock Withholding to Satisfy Withholding Tax Obligations. In the event the Company allows Participant to satisfy his or her tax withholding obligations as provided in section (a)(iii) or (iv) above, such satisfaction must comply with the requirements of this section (b) and all applicable laws. All elections by Participant to have shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Company and shall be subject to the following restrictions:

(i) the election must be made on or prior to the applicable Tax Date (as defined in section (c) below);

(ii) once made, the election shall be irrevocable as to the particular shares to which the election is made; and

(iii) all elections shall be subject to the consent or disapproval of the Committee.

(c) Definitions. For purposes of this Section 7, the Fair Market Value of the Stock to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the applicable laws (the "Tax Date").

8. Deposit of Certificates; Restrictive Legend. Each certificate representing the Restricted Stock subject to this Award shall be registered in the name of the Participant and deposited with the Company, and shall bear appropriate legends regarding this Agreement and such other restrictions on transferability.

9. Beneficiary. The Participant may name, from time to time, any beneficiary or beneficiaries to whom the Restricted Stock shall be paid in case of his death before receipt of such Stock. Each designation shall be on a form prescribed for such purpose by the Committee and shall be effective only as set forth therein.

10. Tax Consequences. The tax laws and regulations governing the personal income tax impact of this award and the receipt and disposition of the shares hereunder are complex and subject to change. Participant should promptly consult his or her personal tax advisor upon receipt of this award.

11. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

IRWIN FINANCIAL CORPORATION

By:________________________________

Name:______________________________

(print)

Title:_______________________________

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE LAPSE OF RESTRICTIONS PURSUANT TO THE AWARD HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT OR SERVICE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS AWARD). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PARTICIPANT'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award and fully understands all provisions of the Award. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award.

Dated:____________________

[Name of Participant]_______________________________

TO BE A VALID ACCEPTANCE BY PARTICIPANT, THIS AGREEMENT MUST BE SIGNED AND DATED BY PARTICIPANT, AND RETURNED TO THE COMPANY WITHIN 30 DAYS OF RECEIPT OF AGREEMENT BY PARTICIPANT.

IRWIN FINANCIAL CORPORATION
2001 STOCK PLAN
NOTICE OF RESTRICTED STOCK AWARD

[Name] ("Participant")
[address]

Pursuant to the terms of the attached Restricted Stock Agreement and the Irwin Financial Corporation 2001 Stock Plan, you have been awarded restricted stock (the "Award") of Irwin Financial Corporation (the "Company") as follows:

Date of Award:	[date]

Compensation Committee Approval Date:	[date]

Total Number of Shares Granted:	[number]

[Purchase Price:	$_____, per share] - complete if Participant purchases restricted stock grant

Restricted Period: